As filed with the Securities and Exchange Commission on March 15, 2006	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Myogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	84-1348020 (I.R.S. Employer Identification No.)
7575 West 103rd Avenue
Suite 102
Westminster, CO 80021
303-410-6666
(Address of principal executive offices)

Myogen, Inc. 2003 Equity Incentive Plan
Myogen, Inc. 2003 Employee Stock Purchase Plan
(Full title of the plans)
J. William Freytag, Ph.D.
President, Chief Executive Officer and Chairman
Myogen, Inc.
7575 West 103rd Avenue
Suite 102
Westminster, CO 80021
303-410-6666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C.T. Linfield, Esq.
Brent D. Fassett, Esq.
Cooley Godward llp
380 Interlocken Crescent, Suite 900
Broomfield, CO 80021-8023
(720) 566-4000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering Price Per	aggregate offering price	Amount of
Title of Shares	Number of Shares (1)	Share (2)	(2)	Registration Fee (3)
2003 Equity Incentive Plan Stock Options and Common Stock (par value $.001)	2,098,129 shares	$35.34	$74,147,878.86	$7,933.83
2003 Employee Stock Purchase Plan Common Stock (par value $.001)	250,000 shares	$35.34	$8,835,000.00	$945.35
Total:	2,348,129 shares		$82,982,878.86	$8,879.18

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. This Registration Statement shall also cover any additional shares of common stock that become issuable under the 2003 Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock. None of such shares have been issued or are subject to outstanding options.

(2)	The price of $35.34 per share and the aggregate offering price are based on the average of the high and low prices of Registrant’s common stock on March 9, 2006 as reported on the Nasdaq National Market.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-110695
     Myogen, Inc. is hereby registering 2,098,129 additional shares of its Common Stock for issuance under its 2003 Equity Incentive Plan and 250,000 additional shares of its Common Stock for issuance under its 2003 Employee Stock Purchase Plan. The contents of Registration Statement on Form S-8 No. 333-110695 filed with the Securities and Exchange Commission on November 21, 2003 are incorporated by reference herein.
EXHIBITS

Exhibit
Number
5.1	Opinion of Cooley Godward llp

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.3	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages

SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Cooley Godward LLP
Consent of Ernst & Young LLP
Consent of PricewaterhouseCoopers LLP

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on March 15, 2006.

Myogen, Inc.

By:	/s/ J. William Freytag

J. William Freytag
President, Chief Executive Officer and Chairman
POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints J. William Freytag and Joseph L. Turner, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. William Freytag J. William Freytag	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 15, 2006

/s/ Joseph L. Turner Joseph L. Turner	Senior Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	March 15, 2006

/s/ Michael R. Bristow Michael R. Bristow	Director	March 15, 2006

/s/ Kirk K. Calhoun Kirk K. Calhoun	Director	March 15, 2006

/s/ Judith A. Hemberger Judith A. Hemberger	Director	March 15, 2006

/s/ Jerry T. Jackson Jerry T. Jackson	Director	March 15, 2006

/s/ Daniel J. Mitchell Daniel J. Mitchell	Director	March 15, 2006

/s/ Arnold L. Oronsky Arnold L. Oronsky	Director	March 15, 2006

/s/ Michael J. Valentino Michael J. Valentino	Director	March 15, 2006

/s/ Sigrid Van Bladel Sigrid Van Bladel	Director	March 15, 2006

EXHIBIT INDEX

Exhibit
Number
5.1	Opinion of Cooley Godward llp

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.3	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages

5